UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2017

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 15, 2016, Marrone Bio Innovations, Inc. (the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative actions filed in the Superior Court of the State of California, County of Yolo (the “Court”), against certain current and former directors and officers of the Company and Ernst & Young LLP, and against the Company as a nominal defendant.

On January 11, 2017, the Court entered an order preliminarily approving settlement and providing for notice (the “Preliminary Approval Order”). The Preliminary Approval Order provides that the Court will hold a hearing for final approval of the Stipulation on April 5, 2017 at 9:00 a.m., in Civil Department 7 of the Court, located at 1000 Main St., Woodland, California 95695.

Pursuant to paragraph 3.3 of the Stipulation, the Stipulation and the Notice of Pendency of Proposed Settlement of Stockholder Derivative Action (the “Notice”) are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively. In addition, the Company will publish the Stipulation and Notice on the “Investor Relations” page of the Company’s website, www.marronebioinnovations.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement

99.2	Notice of Pendency of Proposed Settlement of Stockholder Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: January 18, 2017	By:	/s/ Linda V. Moore

Linda V. Moore

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stipulation of Settlement

99.2	Notice of Pendency of Proposed Settlement of Stockholder Derivative Action